Exhibit 3.89

State of Delaware
Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:
     “DR PEPPER/SEVEN-UP CORPORATION”, A DELAWARE CORPORATION,
     WITH AND INTO “DR PEPPER/SEVEN-UP COMPANIES, INC.” UNDER THE NAME OF “DR PEPPER/CADBURY NORTH AMERICA, INC. “ A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-EIGHTH DAY OF DECEMBER, A.D.1995, AT 11:30 O’CLOCK A.M.

/s/ Edward J. Freel

2099389 8100M 950310833	Edward J. Freel, Secretary of State AUTHENTICATION: 7770751 DATE: 12-28-95

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:30 AM 12/28/1995
950310286 – 2157393
CERTIFICATE OF MERGER MERGING
DR PEPPER/SEVEN-UP CORPORATION WITH AND
INTO DR PEPPER/SEVEN-UP COMPANIES, INC.
     DR PEPPER/SEVEN-UP CORPORATION, a Delaware corporation (“DP/SU”), and DR PEPPER/ SEVEN-UP COMPANIES, INC., a Delaware corporation (the “Corporation”), DO HEREBY CERTIFY AS FOLLOWS:
     FIRST: That DP/SU was originally incorporated on August 20, 1986 pursuant to the General Corporation Law of the State of Delaware (the “General Corporation Law”), and is a direct, wholly-owned subsidiary of the Corporation.
     SECOND: That the Corporation was originally incorporated on April 11, 1988 pursuant to the General Corporation Law, and filed a Restated Certificate of Incorporation on June 25, 1992.
     THIRD: That the Agreement and Plan of Merger, dated as of December 27, 1995 (the “Merger Agreement”), between DP/SU and the Corporation, has been approved, adopted, certified, executed and acknowledged by each of DP/SU and the Corporation in accordance with Section 251 of the General Corporation Law.
     FOURTH: That the Corporation shall be the surviving corporation (the “Surviving Corporation”).
     FIFTH: That ARTICLE I of the Restated Certificate of Incorporation of the Corporation be amended to change the name of the Corporation to “Dr Pepper/Cadbury North America, Inc.”
     SIXTH: That an executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at the following address:
Dr Pepper/Seven-Up Companies, Inc.
8144 Walnut Hill Lane
Dallas, Texas 75231-4372
Attention: Secretary
     SEVENTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request, and without cost, to any stockholder of DP/SU or the Corporation.
     EIGHTH: That the merger of DP/SU into the Corporation, as described in the Merger Agreement, be effective as of December 31,1995.
     IN WITNESS WHEREOF, THE CORPORATION has caused this Certificate of Merger to be signed by Nelson A. Bangs, its Vice President and Secretary, as of this 27th day of December, 1995.

DR PEPPER/SEVEN-UP COMPANIES, INC.
By:	/s/ Nelson A. Bangs
Nelson A. Bangs
Vice President and Secretary